SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K

CURRRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 10, 1998



FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)


Delaware
(State or Other Jurisdiction of Incorporation)



       001-07699                           95-1948322
(Commission File Number)    (I.R.S. Employer Identification No.)


3125 Myers Street, Riverside, California        92503-5527
(Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number, including area code: (909) 351-3500


                          N/A
(Former Name or Former Address, if Changed Since Last Report)

__________________________________________________________________

Total of sequentially number pages:  6

The Exhibit Index for this Current Report on Form 8-K is located at sequentially numbered page 4


Item 5.  Other Events

1.   Fleetwood Completes $287.5 Million Private Placement.

     Attached hereto as Exhibit 1, and incorporated herein by reference, is a press release issued by Fleetwood Enterprises, Inc. on February 10, 1998 announcing completion of the $287.5 million private placement of convertible preferred securities.

2.   Fleetwood to Acquire HomeUSA, Inc., Agrees to Modify Retail
     Venture with Pulte.

     Attached hereto as Exhibit 2, and incorporated herein by reference, is a press release issued by Fleetwood Enterprises, Inc. on February 17, 1998 announcing its plans to acquire HomeUSA and the modification of its retail venture with Pulte Corporation.
                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   FLEETWOOD ENTERPRISES, INC.
                                   a Delaware corporation



                                   __________________________
 Dated:  February 19, 1998         William H. Lear, Secretary




                         EXHIBIT INDEX


Exhibit                                                Sequentially
Number                 Description                     Numbered Page
__________________________________________________________________

   1     Press Release:  "Fleetwood Completes $287.5        5
         Million Private Placement," dated February 10,
         1998.

   2     Press Release:  "Fleetwood to Acquire HomeUSA,     6
         Inc., Agrees to Modify Retail Venture With
         Pulte," dated February 17, 1998.



FLEETWOOD ENTERPRISES, INC.

Paul M. Bingham, Senior Vice President - Finance

Fleetwood Completes $287.5 Million
Private Placement

Paul M. Bingham (909) 351-3504
Lyle N. Larkin  (909) 351-3535

February 10, 1998 at 7:30 a.m., EST


FLEETWOOD COMPLETES $287.5 MILLION
PRIVATE PLACEMENT

	RIVERSIDE, CA, February 10, 1998 -- Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's leading producer of manufactured housing and recreational vehicles, today reported that it has completed a private placement of $287.5 million of convertible trust preferred securities by way of a subsidiary trust. The sole asset of the trust will be Fleetwood Enterprises, Inc. convertible subordinated debentures due 2028. The preferred securities will be entitled to quarterly cash distributions at an annual rate of 6.0 percent of the $50 liquidation preference and convertible into Common stock of Fleetwood at the rate of 1.02627 shares of Common stock for each preferred security (equivalent to a conversion price of $48.72 per share of Common stock). The Company will apply $176.9 million of the proceeds of the preferred securities to purchase
5.2 million shares of Fleetwood Common stock from John C. Crean, Fleetwood's founder and retired Chairman of the Board. The remaining net proceeds will be used for general corporate purposes, which may include funding a portion of the Company's capital commitment to its participation in the manufactured housing retail business.

	The securities were placed pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The securities placed have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

	This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

#    #    #




FLEETWOOD ENTERPRISES, INC.

Paul M. Bingham, Senior Vice President - Finance

Fleetwood To Acquire HomeUSA, Inc.,
Agrees To Modify Retail Venture With Pulte

Paul M. Bingham (909) 351-3504
Lyle N. Larkin  (909) 351-3535

February 17, 1998

Contact: Rene Caron (investor)
         Owen Daley (media)
         Allen & Caron
        (714) 252-8440


FLEETWOOD TO ACQUIRE HOMEUSA, INC.,
AGREES TO MODIFY RETAIL VENTURE WITH PULTE

	RIVERSIDE, CA, February 17, 1998 -- Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's leading producer of manufactured housing and recreational vehicles, today announced that it has entered into a definitive agreement to acquire HomeUSA, Inc. (NYSE:HSH), the leading independent national retailer of manufactured homes.

Under the agreement, each share of HomeUSA Common stock will be converted into the right to receive $10.25, payable at the election of the holder in cash or Fleetwood Common stock, for an aggregate purchase price of approximately $162 million. The Fleetwood stock will be valued at an average price for the ten trading days ending on the tenth day prior to the closing, and the aggregate cash payment by Fleetwood will not exceed 49 percent of the total purchase price. The acquisition is expected to close in Fleetwood's fiscal quarter ending July 31, 1998, subject to certain conditions including approval by HomeUSA shareholders. Fleetwood and HomeUSA have also agreed in principle that HomeUSA will develop and construct new retail outlets for Fleetwood in the period preceding the closing on a fee basis.

	HomeUSA was founded in 1996 to pursue opportunities in the consolidation of manufactured housing retailers. Its nine founding companies had 1996 proforma revenues of $202.3 million and 1996 proforma net income of $6.9 million, and include Universal Housing, Jackson, TN; AAA Homes, Hattiesburg, MS; Patrick Home Center, Corinth, MS; McDonald Mobile Homes, Tulsa, OK; Mobile World, San Antonio, TX; First American Homes, Dothan, AL; Cooper's Mobile Homes, Wenatchee, WA; Home Folks Housing Center, Owensboro, KY; and WillMax Homes, Colorado Springs, CO.

	"The HomeUSA acquisition establishes Fleetwood as a major force in the manufactured housing retail sector," stated Glenn F. Kummer, Chairman of the Board and Chief Executive Officer of the Company. "We are delighted with this new relationship and the outstanding group of retailers assembled by HomeUSA, and see this as a major step in our goal of becoming a vertically integrated manufactured housing company. At the same time, Fleetwood will continue to market its homes through its independent retailer network, and this purchase will not affect our ongoing independent relationships."

	The Company also announced that it has agreed to purchase Pulte Corporation's 51 percent interest in Expression Homes, Inc., a venture formed in 1997 by Fleetwood and Pulte to engage in the manufactured housing retail business, in order to consolidate Expression's retail operations with those of HomeUSA. Both Expression and HomeUSA are currently engaged in the acquisition of existing retail locations and in developing new "greenfield" sales locations. Fleetwood and Pulte will continue to cooperate on manufactured housing and development matters. The Company has also agreed to purchase Pulte's manufactured housing sales location in Raleigh, NC. Terms of the purchase were not disclosed.

	"Expression Homes has quickly become a significant force in manufactured housing retailing," Kummer continued. "We appreciate Pulte's willingness to modify our Expression Homes relationship as our retail strategy has changed to adapt to current retail market conditions. We value our relationship with Pulte and look forward to continuing to work with them on projects of mutual interest," Kummer concluded.
#    #    #